UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

Navitas Semiconductor Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39755	85-2560226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NVTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 7, 2025, Navitas Semiconductor Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 14,814,813 shares (the “Shares”) of Class A common stock of the Company, par value $0.0001 (the “Common Stock”), at a purchase price of $6.75 per share. The Private Placement closed on November 10, 2025. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of November 7, 2025, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares no later than November 17, 2025, and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC.

The gross proceeds to the Company from the Private Placement were approximately $100 million, before deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

Needham & Company, LLC (the “Placement Agent”) served as the Company’s sole placement agent in connection with the Private Placement pursuant to a placement agent agreement (the “Placement Agreement”), dated November 6, 2025, by and between the Company and the Placement Agent. A copy of the Placement Agreement is attached hereto as Exhibit 10.1.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of the Purchase Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Shares is incorporated herein by reference. The Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Placement Agent Agreement, dated November 6, 2025, by and among the Company and Needham & Company, LLC.
10.2*	Form of Securities Purchase Agreement.
10.3*	Form Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2025	Navitas Semiconductor Corporation

	By:	/s/ Chris Allexandre
	Name:	Chris Allexandre
	Title:	President and Chief Executive Officer